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                                                             Page 15 of 16 Pages

                                    EXHIBIT A

                                    AGREEMENT

       Pursuant to Rule 13d-1(f) under the Securities Exchange Act of 1934, each of the undersigned hereby agrees that this Statement on Schedule 13D (the "Schedule 13D") is filed in its behalf.

       Each of the undersigned hereby further constitutes and appoints Frederick
W. McCarthy his attorney-in-fact, with power of substitution, for him in any and all capacities, to sign this Schedule 13D and any amendments hereto, and to file the same, with any exhibits thereto and other documents therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

       This Agreement will be construed in accordance with Federal laws of the Untied States and the laws of the State of Connecticut. Nothing contained in this Agreement shall be deemed to confer any rights or benefits upon any person other than the undersigned.

       This Agreement may be signed in one or more counterparts.

       IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of December 8, 1995.

                                  Triumph-Connecticut Limited Partnership
                                  by Triumph-Connecticut Capital Advisers, L.P.
                                     Its General Partner

                                  By: /s/ Frederick W. McCarthy
                                     --------------------------------------
                                     Frederick W. McCarthy
                                     Its General Partner


                                  Triumph-Connecticut Capital Advisors, L.P.
                                  by Triumph Capital Group, Inc.
                                     Its General Partner


                                  By: /s/ Frederick W. McCarthy
                                     --------------------------------------
                                     Frederick W. McCarthy
                                     Its President


                                  Triumph Capital Group, Inc.


                                  By: /s/ Frederick W. McCarthy
                                     --------------------------------------
                                     Frederick W. McCarthy
                                     Its President

                                  /s/ Frederick W. McCarthy
                                  -----------------------------------------
                                  Frederick W. McCarthy

                                  /s/ Frederick S. Moseley, IV
                                  -----------------------------------------
                                  Frederick S. Moseley, IV

                                  /s/ E. Mark Noonan
                                  -----------------------------------------
                                  E. Mark Noonan
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                                                             Page 16 of 16 Pages


                                  /s/ Thomas W. Janes
                                  -----------------------------------------
                                  Thomas W. Janes

                                  /s/ John M. Chapman
                                  -----------------------------------------
                                  John M. Chapman

                                  /s/ Richard J. Williams
                                  -----------------------------------------
                                  Richard J. Williams